AGREEMENT

     THIS AGREEMENT is made and entered into as of this 22nd day of December, 1993, by and between LIVE VENTURES INC., a Delaware corporation ("LVI") and U.S. TRUST COMPANY OF CALIFORNIA, N.A., a national banking association ("Trustee").

                       W I T N E S S E T H

     WHEREAS, Trustee is the trustee under that certain Indenture dated as of March 26, 1993, among (i) LIVE Entertainment Inc. ("LIVE"), (ii) LIVE Home Video Inc. (formerly known as International Video Entertainment Inc.) ("LHV"), LIVE America Inc. (formerly known as I.V.E. America Inc.), LEI-IVE Entertainment N.V., International Video Productions Inc., and Vestron Inc., as "Guarantors", and (iii) Trustee, as trustee (the "Indenture"); and

     WHEREAS, Section 12.20 of the Indenture provides that each Person, other than Lieberman, Strawberries or any of their respective Subsidiaries, who becomes a Subsidiary of a Guarantor shall be and be deemed to be a Guarantor under the Indenture, and within ten (10) days after acquiring such status, shall execute and deliver to Trustee an agreement agreeing to be bound by the Indenture, the Notes, the Collateral Documents and all agreements and instruments executed in connection therewith; and

     WHEREAS, LHV has recently formed a Delaware wholly owned subsidiary, LVI, for the purpose of entering into a joint venture known as BET Film Productions; and

     WHEREAS, by the execution and delivery of this Agreement and subject to the terms and conditions hereinafter set forth, the parties desire to add LVI as a Guarantor under the Indenture, the Notes, the Collateral Documents and all agreements and instruments executed in connection therewith; and

     WHEREAS, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                       A G R E E M E N T

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration by each of the parties hereto in hand paid to the other, the receipt and adequacy of which are hereby acknowledged, LVI and Trustee hereby agree as follows:

     1. LVI Added as Guarantor. Effective as of the date hereof, LVI shall be added as and shall be deemed to be a Guarantor under the Indenture, the Notes, the Collateral Documents and all agreements and instruments executed in connection therewith. LVI hereby assumes all of the obligations of a Guarantor under the Indenture, the Notes, the Collateral Documents and all agreements and instruments executed in connection therewith and agrees to be bound by all of the terms and conditions thereof as if it had been a Guarantor thereof from the inception thereof. From and after the date hereof, all references in the Indenture, the Notes, the Collateral Documents and all agreements and instruments executed in connection therewith to a "Guarantor" or the "Guarantors" shall be deemed to include LVI. From and after the date hereof, all references in the Pledge Agreement to a "Pledgor" or the "Pledgors" shall be deemed to include LVI. All assets of LVI shall be included in the Collateral under the Indenture, the Notes, the Collateral Documents and all agreements and instruments executed in connection therewith, and all securities owned by LVI shall be included as Pledged Securities under the Indenture, the Notes, the Collateral Documents and all agreements and instruments executed in connection therewith. In furtherance of the foregoing, LVI shall execute and/or deliver to Trustee the following:

          a.   this Agreement;

          b. all financing statements and amendments to existing financing statements relating to the Collateral necessary to put any security interest in the assets of LVI of record; and

          c. such other counterpart copies of or amendments to the Indenture, the Notes, the Collateral Documents or the agreements and instruments executed in connection therewith as the Trustee shall require.

In addition, LVI shall cause the Guarantors to deliver the certificates representing any additional securities to be included in the Pledged Securities, including, without limitation, the shares representing all of the issued and outstanding shares of capital stock of LVI and any and all promissory notes made by LVI to the order of any of LIVE or the Guarantors, to Trustee.

     2. Subordination. The provisions of this Agreement are subject to Article Ten of the Indenture and the provisions of the New Intercreditor Agreement, as the same has been and in the future may be amended and supplemented from time to time.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


"LVI"

LIVE VENTURES INC., a Delaware corporation


By:
     Rodney W. Trovinger, President


"TRUSTEE"

U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
 a national banking association


By:
Its:


ACKNOWLEDGED THIS 22ND DAY OF
DECEMBER, 1993

LIVE Entertainment Inc.,
a Delaware corporation


By:
     Michael J. White, Senior VP


LIVE Home Video Inc.,
a Delaware corporation


By:
     Rodney W. Trovinger, Senior VP


LIVE America Inc.,
a Delaware corporation


By:
     Rodney W. Trovinger, Senior VP


LEI-IVE Entertainment N.V.,
a Netherlands Antilles corporation


By:
     Michael J. White
     Supervisory Director

International Video Productions Inc.,
a California corporation


By:
     Rodney W. Trovinger, Senior VP

Vestron Inc.,
a Delaware corporation


By:
     Rodney W. Trovinger, Senior VP